Exhibit 5.2

October 2, 2026

Allarity Acquisition Corp.

123 E Tarpon Ave,

Tarpon Springs, FL 34689

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as New York counsel to Allarity Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, as amended (the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to 11,500,000 units of the Company, including up to 1,500,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one Class A Ordinary Share.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company and the representative on behalf of each of the several underwriters named in Schedule I thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the Specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the Specimen Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(e)	the form of Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

The documents listed in clauses (b) through (e) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents.”

Allarity Acquisition Corp.

October 2, 2026

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinions expressed below, we have assumed that: (i) the Board of Directors of the Company shall have duly established the terms of the Units and the Class A Ordinary Shares and the Warrants included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (ii) the Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Ordinary Shares upon the exercise of the Warrants) have been duly authorized for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of Class A Ordinary Shares upon the exercise of the Warrants), such Class A Ordinary Shares will be validly issued, fully paid and non-assessable; (iii) each party to each Transaction Document is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Transaction Document to which it is a party; (iv) that each Transaction Document has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, and each party to each of the Transaction Documents has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Transaction Document enforceable against it; (v) that each Transaction Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in paragraphs 1 and 2 of this opinion letter; (vi) that the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; (vii) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto have been or will be obtained or made and are in full force and effect; (viii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Transaction Document; and (ix) there shall not have occurred any change in law affecting the validity or enforceability of the Units or the Warrants included therein.

Allarity Acquisition Corp.

October 2, 2026

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	When the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2.	When the Registration Statement becomes effective under the Securities Act and the Units have been duly issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, the Warrants included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

We do not express any opinion herein concerning any law other than the laws of the State of New York.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Venable LLP

Venable LLP